Exhibit 23.5




                         INDEPENDENT AUDITOR'S CONSENT





The Board of Directors
Able Telcom Holding Corp.




We consent to the use of our reports on the audited financial statements of H.C. Connell, Inc. for the years ended June 30, 1995, 1994 and 1993, included in your various filings with the Securities and Exchange Commission, and to the reference to our firm under the heading "Experts" in the prospectus.




                                          /s/ Shumacker, Johnston & Ross, P.A.
                                          ------------------------------------
                                          Shumacker, Johnston & Ross, P.A.


Leesburg, Florida
May 29,1997